Exhibit 99.1

Brinks Home SecurityTM to Report First Quarter 2020 Results on May 14, 2020

Dallas-Fort Worth, TX – May 5, 2020 – Monitronics International, Inc. and its subsidiaries, doing business as Brinks Home Security™, (“Brinks Home Security” or the “Company”) (OTC: SCTY) will issue a press release to report its results for the first quarter ended March 31, 2020 after the market closes on Thursday, May 14, 2020. The Company will host a conference call that day at 5:00 PM ET, in which management will provide an update on Brinks Home Security’s financial results as well as other matters impacting the business including the Company’s continued response to the COVID-19 Pandemic.

Participating on the call will be Brinks Home Security’s Interim Chief Executive Officer, William Niles and Executive Vice President and Chief Financial Officer, Fred Graffam.

To access the call please dial (833) 712-2984 from the United States, or (602) 563-8728 from outside the U.S. The conference call I.D. number is 9020169. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can be accessed through May 21, 2020 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 9020169.

This call will also be available as a live webcast, which can be accessed at Brinks Home Security’s Investor Relations Website at https://ir.brinkshome.com/.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 841,000 residential and commercial customers through highly responsive security solutions backed by expertly trained professionals. The Company has the nation’s largest network of independent authorized dealers – providing products and support to customers in the U.S., Canada and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

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Contact:
        Erica Bartsch
        Sloane & Company
        212-446-1875
        ebartsch@sloanepr.com